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EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the incorporation by reference in this Registration Statement on
Form S-3 of Globix Corporation of our report dated December 1, 2004, appearing in the Annual Report on Form 10-K/A of Globix Corporation for the year ended September 30, 2004, and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Amper, Politziner & Mattia P.C.
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Edison, New Jersey
May 19, 2005